NEWS RELEASE
Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS
FISCAL 2022 FIRST QUARTER RESULTS

THE WOODLANDS, TX – June 2, 2021 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2022 first quarter ended, April 30, 2021.
Revenues from Marine Technology Products sales for the first quarter of fiscal 2022 were $4.2 million compared to $6.4 million in the fourth quarter of fiscal 2021 and $3.2 million in the first quarter of fiscal 2021.
The Company reported a net loss from continuing operations for the first quarter of fiscal 2022 of approximately $3.7 million compared to a net loss of $3.3 million in the fourth quarter of fiscal 2021 and a net loss of $6.4 million in the first quarter of fiscal 2021. First quarter of fiscal 2022 net loss attributable to common shareholders was a $(0.33) loss per share compared to a net loss per share of $(0.30) in the fourth quarter of fiscal 2021 and a net loss of per share of $(0.59) in the first quarter of fiscal 2021.
Adjusted EBITDA from continuing operations for the first quarter of fiscal 2022 was a loss of approximately $3.0 million compared, to a loss of $2.5 million in the first quarter of fiscal 2021. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net loss from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.
Backlog of Marine Technology Products as of April 30, 2021 was approximately $11.0 million compared to $14.2 million at January 31, 2021, $8.2 million at October 31, 2020 and $8.9 million at January 31, 2020.
Rob Capps, MIND’s Co-Chief Executive Officer, stated, “During the first quarter of fiscal 2022, we started to experience the impact of the disruptions to the global supply chain that have been widely reported. While not a material issue at this time, supply chain issues have generally extended lead times for a number of items. In some cases, customers did not receive ancillary items from third parties, causing them to delay deliveries from us. Additionally, we and our customers have experienced longer shipping times, particularly with ocean freight. As a result of these factors, our first quarter results were less than we had anticipated. We have taken steps to address these issues and expect significant improvement in following quarters.
“Our backlog remains solid at $11.0 million as of April 30, 2021, although down from our record fourth quarter of fiscal 2021 backlog. While one customer did cancel an order for approximately $2.1 million due to changes in their near-term requirements, we expect future orders from this customer as their needs become more clearly defined. We are continuing to experience an increase in inquiries for marine exploration applications, particularly for our source controllers and related components and expect to receive a couple of significant orders, totaling more than $5.0 million, in the second quarter of fiscal 2022.
“We believe our long-term picture remains positive as we are on track with our strategic initiatives to expand our product offerings and market penetration, and our five-year plan generally remains unchanged. Last quarter, we expanded our contract with PGS, a leading integrated marine geophysical company, to provide advanced source controller technology, adding to the GunLink and SourceLink products currently deployed in the PGS fleet.
“We are internally developing new technologies to strengthen our existing portfolio and create new solutions to address the global marine marketplace. As previously stated, our goal is to generate annual revenues of $140 million with an EBITDA margin of over 20% within the next five years. Our belief is partially driven by the growing use of unmanned systems and the need for sensor packages for those systems, the need for higher resolution sonar systems in both military and commercial applications and the need for more cost effective maritime security capabilities.
“Going forward, we believe that the positive trend for order flow will continue beyond fiscal 2022. While we do not know the magnitude or duration of the global supply chain issues, we have taken necessary steps to reduce expenses and have maintained a healthy balance sheet with zero debt. We plan to continue to execute on our strategy to become the leading provider of innovative marine technology and products, and believe that the Company is well-positioned to capture both internal and non-organic growth opportunities as they develop,” concluded Capps.

NOTE: As has been previously disclosed, the Company is exiting the land seismic equipment leasing business, which is referred to as Equipment Leasing as part of its recently completed reincorporation and rebranding process. Accordingly, the Equipment Leasing segment has been treated as a discontinued operation, and the associated results are excluded from the Company’s results from continuing operations for all periods presented. Assets and liabilities associated with the Equipment Leasing segment have been reclassified as “held for sale” in the accompanying consolidated condensed balance sheet.

CONFERENCE CALL
Management has scheduled a conference call for Thursday, June 3, 2021, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss fiscal 2022 first quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website,
http://mind-technology.com, by logging onto the site and clicking “Investor Relations.” A telephonic replay of the conference call will be available through June 10, 2021 and may be accessed by calling (201) 612-7415 and using passcode 13719828#. A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology and solutions for the marine technology industry. The Company is focused on three primary segments of this market: Marine Exploration, Marine Survey and Maritime Security. Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. The Company's Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment. For more information, visit http://mind-technology.com.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended April 30, 2021 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 pandemic.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Tables to Follow

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	April 30, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,001	$4,611
Accounts receivable, net of allowance for doubtful accounts of $952 and $948 at April 30,2021 and January 31, 2021, respectively	3,649	4,747
Inventories, net	12,169	11,453
Prepaid expenses and other current assets	1,555	1,659
Assets held for sale	4,086	4,321
Total current assets	23,460	26,791
Property and equipment, net	4,586	4,751
Operating lease right-of-use assets	1,138	1,471
Intangible assets, net	6,337	6,750
Total assets	$35,521	$39,763
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,142	$1,704
Deferred revenue	563	208
Accrued expenses and other current liabilities	3,038	2,912
Income taxes payable	902	1,041
Operating lease liabilities - current	665	1,008
Liabilities held for sale	972	963
Total current liabilities	8,282	7,836
Operating lease liabilities - non-current	473	463
Notes payable	—	850
Deferred tax liability	198	198
Total liabilities	8,953	9,347
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,059 and 1,038 shares issued and outstanding at April 30, 2021 and January 31, 2021, respectively	23,607	23,104
Common stock, $0.01 par value; 40,000 shares authorized; 15,699 and 15,681 shares issued at April 30, 2021 and January 31, 2021, respectively	157	157
Additional paid-in capital	128,403	128,241
Treasury stock, at cost (1,931 and 1,929 shares at April 30, 2021 and January 31, 2021, respectively)	(16,862)	(16,860)
Accumulated deficit	(104,438)	(99,870)
Accumulated other comprehensive loss	(4,299)	(4,356)
Total stockholders’ equity	26,568	30,416
Total liabilities and stockholders’ equity	$35,521	$39,763

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended April 30,
	2021	2020
Revenues:
Sale of marine technology products	$4,194	$3,187
Total revenues	4,194	3,187
Cost of sales:
Sale of marine technology products	3,651	2,703
Total cost of sales	3,651	2,703
Gross profit	543	484
Operating expenses:
Selling, general and administrative	3,817	2,954
Research and development	853	410
Impairment of intangible assets	—	2,531
Depreciation and amortization	666	730
Total operating expenses	5,336	6,625
Operating loss	(4,793)	(6,141)
Other income:
Other, net	947	56
Total other income	947	56
Loss from continuing operations before income taxes	(3,846)	(6,085)
Benefit (provision) for income taxes	145	(342)
Loss from continuing operations	(3,701)	(6,427)
Loss from discontinued operations, net of income taxes	(283)	(215)
Net loss	$(3,984)	$(6,642)
Preferred stock dividends	(584)	(559)
Net loss attributable to common stockholders	$(4,568)	$(7,201)
Net loss per common share: - Basic
Continuing operations	$(0.31)	$(0.57)
Discontinued operations	$(0.02)	$(0.02)
Net loss	$(0.33)	$(0.59)
Net loss per common share: - Diluted
Continuing operations	$(0.31)	$(0.57)
Discontinued operations	$(0.02)	$(0.02)
Net loss	$(0.33)	$(0.59)
Shares used in computing net loss per common share:
Basic	13,759	12,172
Diluted	13,759	12,172

MIND TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,984)	$(6,642)
Adjustments to reconcile net loss to net cash used in operating activities:
PPP loan forgiveness	(850)	—
Depreciation and amortization	668	1,701
Stock-based compensation	121	230
Impairment of intangible assets	—	2,531
Recovery of doubtful accounts	(453)	—
Provision for inventory obsolescence	327	22
Gross profit from sale of lease pool equipment	—	(850)
Gross profit from sale of other equipment	(80)	—
Changes in:
Accounts receivable	1,602	3,728
Unbilled revenue	51	(9)
Inventories	(739)	(554)
Prepaid expenses and other current and long-term assets	(239)	201
Income taxes receivable and payable	(168)	424
Accounts payable, accrued expenses and other current liabilities	947	300
Deferred revenue	(10)	(153)
Net cash (used in) provided by operating activities	(2,807)	929
Cash flows from investing activities:
Purchases of seismic equipment held for lease	—	(110)
Purchases of property and equipment	(8)	(65)
Sale of used lease pool equipment	—	1,414
Sale of business, net of cash sold	187	—
Net cash provided by investing activities	179	1,239
Cash flows from financing activities:
Purchase of treasury stock	(2)	—
Net proceeds from preferred stock offering	503	—
Net proceeds from common stock offering	42	—
Preferred stock dividends	(576)	(559)
Net cash used in financing activities	(33)	(559)
Effect of changes in foreign exchange rates on cash, cash equivalents and restricted cash	51	(138)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,610)	1,471
Cash, cash equivalents and restricted cash, beginning of period	4,611	3,234
Cash, cash equivalents and restricted cash, end of period	$2,001	$4,705

MIND TECHNOLOGY, INC.
Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and
Adjusted EBITDA From Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended April 30,
	2021	2020
Reconciliation of Net loss from continuing operations to EBITDA and Adjusted EBITDA
Net loss from continuing operations	$(3,701)	$(6,427)
Interest expense (income), net	9	—
Depreciation and amortization	666	765
(Benefit) provision for income taxes	(145)	342
EBITDA from continuing operations (1)	(3,171)	(5,320)
Non-cash foreign exchange losses	49	11
Stock-based compensation	121	230
Impairment of intangible assets	—	2,531
Adjusted EBITDA from continuing operations (1)	$(3,001)	$(2,548)
Reconciliation of Net Cash Used in Operating Activities to EBITDA
Net cash (used in) provided by operating activities	$(2,807)	$929
PPP loan forgiveness	850	—
Stock-based compensation	(121)	(230)
Provision for inventory obsolescence	(22)	(22)
Changes in accounts receivable (current and long-term)	(1,104)	(3,135)
Interest paid	—	11
Taxes paid, net of refunds	31	149
Gross profit from sale of other equipment	80	—
Changes in inventory	741	556
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(920)	(344)
Impairment of intangible assets	—	(2,531)
Changes in prepaid expenses and other current and long-term assets	168	(159)
Other	(67)	(544)
EBITDA from continuing operations (1)	$(3,171)	$(5,320)

1.EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.